CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made this 22nd day of December, 1998, by and between, CONVERSION TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, with its principal place of business at 2180 Park Avenue North, Suite 110, Winter Park, Florida 32789 (the "Company") and 4C TECHNOLOGIES, INC., a California corporation, with its principal place of business at 333 Ravenswood Avenue, Menlo Park, California 94025 (the "Consultant").

                              W I T N E S S E T H:

WHEREAS, the Company desires to utilize the skills, experience and knowledge of Consultant on a consulting basis: and

WHEREAS, Consultant is willing to make his services available subject to the terms and conditions provided herein.

NOW, THEREFORE, for good and sufficient consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Retention as Consultant. Company hereby retains Consultant, and Consultant hereby agrees to render consulting services to Company, upon the terms and conditions set forth herein.

      2. Duties. Consultant covenants and agrees that it will, as an independent contractor, provide general business consulting services as requested in writing by the Company from time to time during the term of this Agreement and as agreed to in writing by the Consultant, pertaining to the evaluation and marketing of new plaster products as discussed in the letter dated July 17, 1998 from the Company (attached hereto as Exhibit A).

      3. Independent Contractor Status. The parties recognize that Consultant is an independent contractor and not an employee, agent, partner, joint venturer, covenantor, or representative of Company and that Company will not incur any liability as the result of Consultant's actions. Consultant shall at all times represent and disclose that it is an independent contractor of Company and shall not represent to any third party that Consultant is an employee, agent, covenantor, or representative of Company. Company shall not withhold any funds from Consultant for tax or other governmental purposes, and Consultant shall be responsible for the payment of same. Consultant shall not be entitled to receive any employment benefits offered to employees of Company including workers compensation insurance coverage. Company shall not exercise control over Consultant.

      4. Compensation. The Company shall pay to Consultant, as compensation for the services to be rendered as requested by the Company in writing, the fee (the "Compensation") of $120 per hour, pro-rated for time less than one hour in ten minute increments, plus expenses which have been pre-approved by the Company in writing. All such Compensation and expenses shall be payable monthly in arrears. The Consultant shall not provide services pursuant to the terms of this Agreement until and unless the Consultant has received a written request from the Company which describes the services requested from the Consultant. Notwithstanding the foregoing, the Company shall, prior to payment of the Compensation and expenses related thereto, receive a written statement from the Consultant containing a description of the services performed and the amount of time spent performing such services.

      5. Term. This Agreement shall commence on the date first written above and shall continue for a period of one (1) year unless otherwise terminated as provided herein.

      6. Termination. The Company may terminate this Agreement (i) if Consultant becomes insolvent, makes an assignment for the benefit of creditors or files a petition for reorganization; (ii) if a petition in bankruptcy is filed by or against Consultant; or (iii) if Consultant is in breach of this Agreement or is otherwise in default to the Company under this or any other agreement which default is not cured within any applicable cure period. The Company agrees to give Advisor thirty (30) days' notice in which to cure any default hereunder. The Company and/or the Consultant may terminate this Agreement for any other reason upon [60] days' prior written notice to the other party.

      7. Covenant of Non-Disclosure. Consultant shall not, at any time during or for a period of three (3) years after the term of this Agreement, in any manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation or other entity, or use for its own benefit or for the benefit of any person, firm, corporation or other entity, and not for the benefit of Company, any information acquired from Company, or its subsidiaries, without the express prior written consent of an authorized executive officer of the Company. In addition, Consultant shall ensure that Consultant's employees, officers, directors, agents and representatives shall agree to be bound by the terms and conditions contained therein.

      The Company shall not, at any time during or for a period of three (3) years after the term of this Agreement, in any manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation or other entity, or use for its own benefit or for the benefit of any person, firm, corporation or other entity, and not for the benefit of the Company, any information acquired from Consultant, or its subsidiaries, regarding Consultant's confidential or proprietary information without the express prior written consent of an authorized executive officer of the Consultant. In addition, the Company shall ensure that Company's employees, officers, directors, agents and representatives shall agree to be bound by the terms and conditions contained therein.

      8. Rights to Work/Intellectual Property. The parties acknowledge that any work performed by Consultant under this Agreement for Company is being created at the insistence of Company and shall be deemed "work made for hire" under the United States copyright law. Company shall have the right to use the whole work, any part of parts thereof, or none of the work, as it sees fit. Company may alter the work, add to it, or combine it with any other work or works, at its sole discretion. Title to all material and documentation, including, but not limited to systems specifications, furnished by Company to Consultant or delivered by Company into Consultant's possession shall remain with the Company. Consultant shall immediately return all such material or documentation within seven (7) days of any request by Company or upon the termination or conclusion of this Agreement, whichever shall occur first.


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

Whenever an invention or discovery is made by Consultant, either solely or in collaboration with others, in connection with the scope of services provided by Consultant under this Agreement, the Consultant shall promptly give Company written notice and shall furnish Company with complete information including,
(1) a complete written disclosure of each such invention and (2) information concerning the date and identity of any public use, sale or publication of such invention made by or known to Consultant or of any contemplated publication by Consultant. As used herein, the term (1) "invention" or "discovery" includes any art, machine, manufacture, design or composition of matter or any new and useful improvement thereof where it is or may be patentable under the patent laws of the United States or of any foreign country; and (2) "made," when used in relation to any invention or discovery, means the conception of the first actual or constructive reduction to practice of such invention.

Excluding the Consulting Technology (as defined below), Consultant hereby grants, assigns and conveys to Company all right, title and interest in and to all inventions, works of authorship and other proprietary data and all other materials (as well as the copyrights, patents, trade secrets and similar rights attendant thereto) conceived, reduced to practice, authored, developed or delivered by Consultant or its employees, agents, consultants, contractors and representatives either solely or jointly with others, during and in connection with the performance of the scope of services under this Agreement. Consultant agrees that it will not seek, and that it will require its employees, agents, consultants, contractors and representatives not to seek patent, copyright, trademark, registered design or other protection for any rights in any such inventions, works or authorship, proprietary data or other materials. Consultant shall have no right to disclose or use any such inventions, works of authorship, proprietary data or other materials for any purpose whatsoever and shall not communicate to any third party the nature of or details relating to such inventions, works of authorship, proprietary data or other materials. Consultant agrees that it shall do and that it will require its employees, agents, consultants, contractors and representatives to do, at Company's expense, all things and execute all documents as Company may reasonably require to vest in Company or its nominees the rights referred to herein and to secure for Company or its nominees all patent, trademark, or copyright protection. Consultant's obligations under this Agreement shall survive expiration or termination of this Agreement and any amendments thereto. Furthermore, Consultant irrevocably waives its moral rights in any work created, developed or delivered hereunder. Consultant agrees it will not disclose to any third party, without the prior written consent of Company, any invention, discovery, copyright, patent, trade secret or similar rights attended hereto, made under or relating to this Agreement or any proprietary or confidential information acquired from Company under this Agreement, including trade secrets, business plans and confidential or other information which may be proprietary to Company. Consultant warrants and represents that it has or will have the right, through written agreements with its employees, to secure for Company the rights called for in this Section. Further, in the event Consultant uses any subcontractor, consultant or other third party to perform any of the services contracted for under this Agreement, Consultant agrees to enter into and provide to Company such written agreements with such third party, and to take such other steps as are or may be required to secure for Company the rights called for in this Section. Consultant further agrees to provide the names and addresses of all agents, contractors, consultants, representatives or other third parties who perform work on behalf of Consultant under this Agreement.


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

Notwithstanding the foregoing, the Company does not have intellectual property rights to any of the technology (the "Consultant Technology") owned by the Consultant or SRI International ("SRI"). Any transfer of such Consultant Technology from the Consultant to the Company shall be negotiated by the parties pursuant to an agreement. Additionally, this Agreement shall not modify the rights of SRI, if any, under any written agreement between SRI and the Company which is dated and executed prior to the date hereof, including that certain Material Transfer Agreement, dated 1998, between the Company and SRI.

      9. Legal Relief. In the event Consultant breaches, or threatens to breach any of the covenants expressed herein, the damages to Company will be great and irreparable and difficult to quantify; therefore, Company may apply to a court of competent jurisdiction for injunctive or other equitable relief to restrain such breach or threat of breach, without disentitling Company from any other relief in either law or equity. In the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, these covenants shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions to which they may be enforceable.

In the event the Company breaches, or threatens to breach any of the covenants expressed herein, the damages to the Consultant will be great and irreparable and difficult to quantify; therefore, Consultant may apply to a court of competent jurisdiction for injunctive or other equitable relief to restrain such breach or threat of breach, without disentitling Consultant from any other relief in either law or equity. In the event that any or all of the covenants expressed therein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, theses covenants shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions to which they may be enforceable.

      10. Adherence to Laws. Consultant agrees that in carrying out its duties and responsibilities under this Agreement, it will neither undertake nor cause, nor permit to be undertaken, any activity which either (i) is illegal under any laws, decrees, rules or regulations in effect in the United States; or (ii) would have the effect of causing Company to be in violation of any laws, decrees, rules or regulations in effect in the United States.

Company agrees that in carrying out its duties and responsibilities under this Agreement, it will neither undertake nor cause, nor permit to be undertaken, any activity which either (i) is illegal under any laws, decrees, rules or regulations in effect in the United States; or (ii) would have the effect of causing Consultant to be in violation of any laws, decrees, rules or regulations in effect in the United States.

      11. Miscellaneous.

            11.1 Assignment or Amendment. This Agreement is not assignable by either Consultant or Company, without the prior written consent of the non-assigning party. No alteration, modification, amendment or other change of this Agreement shall be binding on the


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

parties unless in writing approved and executed by Consultant and an authorized executive officer of Company.

            11.2 Notices. Any notice hereunder shall be in writing and shall be personally delivered or transmitted by postage prepaid registered or certified mail, return receipt requested, or by a nationally recognized overnight courier service, addressed to the party receiving such notice at its address set forth on the first page hereof or such other address as a party may by notice specify to the other party. Notices shall be deemed effective on the date of delivery if personally delivered or on the fifth day after mailing if delivered by mail.

            11.3 Choice of Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as such laws are applied to contracts entered into and performed solely in New York. Any legal proceeding instituted with respect to the matters contemplated herein shall be brought in New York, New York, and the parties hereby submit to jurisdiction of the state and federal courts therein and agree that venue properly lies therein. The parties further agree that any notices or process required to be served for purposes of any such proceeding may be served on each party by certified or registered mail.

            11.4 Invalidity. The terms of this Agreement shall be severable so that if any term, clause, or provision hereof shall be deemed invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining terms, clauses and provisions hereof, the parties intending that if any such term, clause or provision were held to be invalid prior to the execution hereof, they would have executed an agreement containing all the remaining terms, clauses and provisions of this Agreement.

            11.5 Waiver of Breach. The waiver by either party hereto of any breach of the terms and conditions hereof will not be considered a modification of any provision, nor shall such a waiver act to bar the enforcement of any subsequent breach.

            11.6 Company Property. All Company property in the possession or control of Consultant including, but not limited to specifications, documentation, source code, magnetic media, and building entry keys and cards, as well as all material developed or derived by Consultant in performing its duties under this Agreement will be returned by Consultant to Company on demand, or at the termination of this Agreement whichever shall come first.

            11.7 Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto and replaces and supersedes all prior agreements, written and oral, relating to the subject matter hereof, between the parties to this Agreement.

            [The remainder of this page is intentionally left blank.]


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

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    CONVERSION TECHNOLOGIES
                                         INTERNATIONAL, INC.

                                    By:
                                        -------------------------------------
                                        Eckardt C. Beck
                                        President and Chief Executive Officer


                                    4C TECHNOLOGIES, INC.

                                    By:
                                        -------------------------------------
                                        Paul Hart
                                        President


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